UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2014, our Board of Directors, based on the recommendation of our Compensation Committee, approved our 2014 Executive Bonus Plan, or 2014 Bonus Plan. Under the 2014 Bonus Plan, our executive officers are provided with the opportunity to earn bonus payments calculated based upon the achievement of specified corporate and individual goals, with each executive officer being assigned a corporate and individual goal weighting. Under the 2014 Bonus Plan, each individual is assigned a target bonus opportunity that can be achieved if all corporate and individual goals are achieved. Each individual is also assigned a maximum bonus opportunity that can be achieved if various corporate stretch goals are achieved in addition to all corporate and individual goals. Target and maximum bonuses are calculated as a percentage of an individual’s 2014 base salary and are based on the individual’s role and title in the company.

Under the 2014 Bonus Plan, the target bonus opportunity and maximum bonus opportunity as a percentage of 2014 base salary and corporate and individual goal weighting for each of our named executive officers and our principal financial officer is as follows:

Name	Title	Target Bonus	Maximum Bonus	Corporate	Individual
Bassil I. Dahiyat, Ph.D.	President and Chief Executive Officer	35%	46%	100%	0%
Edgardo Baracchini, Jr., Ph.D.	Chief Business Officer	35%	43%	75%	25%
Paul Foster, M.D.	Chief Medical Officer	35%	43%	75%	25%
John J. Kuch	Vice President, Finance	35%	43%	75%	25%

The corporate goals under the 2014 Bonus Plan are a combination of research and development goals, business development goals and financial goals.  The corporate stretch goals under the 2014 Bonus Plan are a combination of research and development goals, business development goals and corporate development goals.

Item 5.07           Submission of Matters to a Vote of Security Holders.

On June 12, 2014, we held our 2014 Annual Meeting of Stockholders, or Annual Meeting. As of April 15, 2014, the record date for the Annual Meeting, 31,361,444 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

Our stockholders elected the five persons listed below as directors, each to serve until our 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Bruce L.A. Carter	24,755,802	89,502	1,995,804
Mr. Robert Baltera, Jr.	24,786,471	58,833	1,995,804
Dr. Bassil I. Dahiyat	24,789,622	55,682	1,995,804
Mr. Jonathan Fleming	24,798,299	47,005	1,995,804
Mr. John S. Stafford III	24,592,506	252,798	1,995,804

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

Our stockholders ratified the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,180,604	62,839	597,665	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	XENCOR, INC.

	By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

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